PROSPECTUS SUPPLEMENT (To Prospectus dated July 11, 2003)	Filed Pursuant to Rule No. 424(b)(3) REGISTRATION NO. 333-36480

1,000,000,000 Depositary Receipts
Regional Bank HOLDRS (SM) Trust

        This prospectus supplement supplements information contained in the prospectus dated July 11, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

        The share amounts specified in the table in the “Highlights of Regional Bank HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market

AmSouth Bancorporation	ASO	12	NYSE
Bank One Corporation	ONE	33	NYSE
BB&T Corporation	BBT	10	NYSE
Comerica Incorporated	CMA	5	NYSE
Fifth Third Bancorp	FITB	13.5	NASDAQ
Bank of America	BAC	13.8825	NYSE
KeyCorp	KEY	13	NYSE
Marshall & Ilsley Corporation	MI	6	NYSE
Mellon Financial Corporation	MEL	14	NYSE
National City Corporation	NCC	18	NYSE
Northern Trust Corporation	NTRS	7	NASDAQ
Piper Jaffray	PJC	0.5683	NYSE
State Street Corporation	STT	10	NYSE
SunTrust Banks, Inc.	STI	9	NYSE
Synovus Financial Corp.	SNV	8	NYSE
The PNC Financial Services Group, Inc.	PNC	9	NYSE
US Bancorp	USB	56.83	NYSE
Wachovia Corporation	WB	41	NYSE
Wells Fargo & Co.	WFC	24	NYSE

        The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is June 30, 2004.